UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 24, 2020

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034			41-0448030
Commission File Number			IRS Employer Identification Number

414 Nicollet Mall,	Minneapolis,	Minnesota	55401
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code	(612)	330-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers
(b) On April 24th, Scott Wilensky, EVP & General Counsel informed the Company that he will be retiring from the company at the end of June.
In connection with this decision, the Company announced that Amanda Rome, age 39, will serve as Xcel Energy’s Executive Vice President General Counsel.

Ms. Rome has been with the Company since 2015. She currently serves as Deputy General Counsel, Regulatory and Commercial, a role she has held since September of 2019. Prior to that she served as the Managing Attorney for Regulatory beginning in 2018 and was the lead Regulatory attorney for the NSP system when she joined the company in 2015. Prior to joining the Company, she was a commercial litigation attorney at Faegre Baker Daniels and prior to that she was with Winston and Strawn where she focused on commercial litigation as well as investigations. Ms. Rome is a graduate of Georgetown Law School and received her bachelor’s degree from Penn State University.
Ms. Rome’s effective date will be June 1, 2020 and Mr. Wilensky will remain as an employee through June 30th to assist with the transition.
A copy of the News Release announcing this executive change is attached hereto as Exhibit 99.01

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
99.01	Press Release dated April 28, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 28, 2020	Xcel Energy Inc.
(a Minnesota corporation)

/s/ Wendy Mahling
Wendy Mahling
Vice President, Corporate Secretary